EXHIBIT 10.1

TERMINATION AGREEMENT

This Agreement is made as of this 29th day of October, 2012, by and between China YCT International Group, Inc. a Delaware corporation with its principal place of business at Gucheng Road, Sishui County, Shandong Province, China 273200 (”CYIG”), LY Research Corp., a New Jersey corporation, with its registered office at 22 Sunrise Bay Boulevard, Tuckerton, New Jersey 08087 (“LY Research”), LY. (HK) Biotech Limited, a Hong Kong corporation (“LYHK”) and LY Holding Limited, a New Jersey corporation (“Holding”, LY Research, LYHK and Holding are collectively known as “LY”) and McLaughlin & Stern LLP, 260 Madison Avenue, New York New York 10016 (“Escrow Agent”).

WHEREAS, the parties executed a Purchase Agreement in February 2011, as amended as of August 15, 2011 and October 21, 2011 (the “Purchase Agreement”) which provided, in part, for the transfer to CYIG of US patent No. 6,475,531 B1 (the “Patent””) in consideration for the issuance of shares of common stock of CYIG

WHEREAS, LYHK assigned the Patent to CYIG on January 25, 2011 (the “Assignment”), and CYIG issued 44,255,067 shares of Common Stock (the “Shares”) to Holding in consideration for the Patent and agreed to issue additional shares of Common Stock to Holding upon the satisfaction of certain conditions;

WHEREAS, the Purchase Agreement provides that if certain conditions are not fulfilled on or before October 21, 2012, the Patent will be returned to LYHK and the Shares will be returned to CYIG;

WHEREAS, such conditions have not been fulfilled and the parties desire to return the Patent and the Shares and to terminate the Purchase Agreement.

NOW, THEREFORE, the parties agree as follows:

1.       Delivery of Documents.

i.       LY shall deliver the following documents to Escrow Agent:

a.       stock certificate 7077 of CYIG for the Shares (“Stock Certificate”),

b.       stock power duly executed by an officer of Holding, with a medallion guaranteed signature in the form attached as Exhibit A (“Stock Power”),

c.       assignment agreement between CYIG and LY, substantially in the form attached as Exhibit B, duly executed by LY and providing for the assignment of the Patent from CYIG to LYHK (the “Assignment Agreement”),

d.       letter from Holdings addressed to the transfer agent of CYIG to cancel the shares in the form attached as Exhibit C (“Holding Letter”), and

e.       certification of resolutions of the Board of Directors of Holding authorizing Yaguang Liu to execute the stock power on behalf of Holdings in the form of Exhibit D (“Certification”).

ii.       CYIG shall deliver the following documents to Escrow Agent:

a.       Assignment Agreement, duly executed by CYIG,

b.       Recording of Assignment, duly executed by CYIG, in the form attached as Exhibit E (“Assignment Recording”), and

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c.       Recording form cover sheet, duly executed by CYIG, in the form attached as Exhibit F (“Cover Sheet”).

2.       Release of Documents.       Upon receipt of the documents as provided in Section 1 (the “Documents’), the Escrow Agent is authorized to release the Documents listed in Section 1(i) (the Stock Certificate, Stock Power, Holding Letter, Certification and Assignment Agreement to CYIG) and the Documents listed in Section 1(ii) (the Assignment Agreement, Assignment Recording and the Cover Sheet) to LY.

3.       Escrow Agent.

i.       The Escrow Agent shall have no duties or obligations other than as stated in this agreement and shall be protected in acting upon any affidavit, notice, document or other communication from the LY or the CYIG (or their respective counsel, employees or agents), which the Escrow Agent, in good faith, believes to be valid or genuine and to have been signed and presented by the LY or CYIG (or their respective counsel, employees or agents).

ii.       The Escrow Agent shall have no liability whatsoever arising from any of its actions or omissions hereunder except for willful misconduct or gross negligence. The CYIG and LY jointly and severally agree to indemnify the Escrow Agent against any and all costs, expenses, fees (including attorneys' fees) and charges incurred in connection with this Agreement.

iii.       Should any controversy arise among the parties hereto with respect to this Agreement, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties.

iv.       The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

4.       Termination.       Upon the release of the Documents from escrow and the recording of the assignment of the Patent with the United States Patent and Trademark Office, the Purchase Agreement and any and all of the respective rights, benefits, and obligations of CYIG and LY existing or arising under, pursuant to or in connection with the Purchase Agreement are hereby cancelled and rendered null and void in their entirety subject to and upon the terms and conditions set forth herein.

5.       Release       Upon the release of the Documents and by reason of the Termination Agreement, the parties expressly acknowledge, agree, and stipulate as follows:

i.       No party owes any sums to any other party under, or pursuant to the Purchase Agreement or otherwise. No party has any claim or cause of action against the other arising out of, pursuant to, or in connection with, the Purchase Agreement through and as of the date hereof;

ii.       The express purpose of the Termination Agreement is to effect a complete, final, and unconditional settlement between the parties with respect to the Purchase Agreement and any and all matters, transaction, or disputes between the parties thereunder or otherwise which may be outstanding through and as of the date hereof; and

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iii.       Upon the cancellation and termination of the Purchase Agreement effected by the provisions hereof, no party shall have any remaining duties or obligations whatsoever to the other with respect to any matter or transaction except that the parties agree to execute any additional documents as may be reasonably required to effectuate the purposes of this Agreement.

6.       Representations.

i.       LY represents and warrants to CYIG that LY is the sole beneficial owner of the Shares, and owns the Shares, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

ii.       CYIG represents and warrants to LY that CYIG is the sole beneficial owner of the Patent, and owns the Patent, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

7.       Entire Agreement.       This Termination Agreement constitutes the entire agreement of the parties hereto with respect to the matters herein contained and may not be altered, modified, or amended except in writing, executed, and delivered by or on behalf of the parties.

8.       Notice.       All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of receipt if delivered personally or by overnight courier, (b) on the day of transmission if sent by facsimile/email transmission and confirmation of receipt is obtained, or (c) on the fifth day after mailing, registered or certified, postage prepaid return receipt requested, to the parties at the address first set forth above, with the notices to LY to be sent to LY Research.

9.       Miscellaneous.       This Agreement may not be changed, modified or amended except by writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, affiliates and assigns of the parties. This Agreement shall be governed by the laws of the State of New York without regard to conflicts of laws. In the event of conflict, the parties consent to the jurisdiction and venue of the courts of the State of New York.

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IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first written above.

L. Y. Research Corporation

By:	/s/ Yaguang Liu
Yaguang Liu
Title:	Chief Executive Officer

L.Y. (HK) Biotech Limited

By:	/s/ Yaguang Liu
Yaguang Liu
Title:	Chief Executive Officer

L.Y. HOLDING LIMITED

By:	/s/ Yaguang Liu
Yaguang Liu
Title:	Chief Executive Officer

China YCT International Group, Inc.

By:	/s/ Tinghe Yan
Tinghe Yan
Title:	Chief Executive Officer

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